Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.

333-191905 and 333-201141) and on Form F-3 (333-211378) of our report dated March 9, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Neuilly-sur-Seine, France

March 21, 2017

PricewaterhouseCoopers Audit

/s/ Cédric Le Gal

Cédric Le Gal

Partner